Exhibit 99.1
FOR IMMEDIATE RELEASE
MRV REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS
Consolidated Revenue Increases 17% Year-Over-Year and 14% Sequentially
CHATSWORTH, CA – July 25, 2007 – MRV COMMUNICATIONS, INC. (Nasdaq: MRVC), today reported its results for the second quarter ended June 30, 2007.
Revenue for the second quarter of 2007 was $102 million, an increase of 17% over revenue of $87 million in the second quarter of 2006. GAAP net loss for the second quarter of 2007 was $2.5 million or $0.02 per share, as compared with a GAAP net loss of $2.6 million, or $0.02 per share, for the second quarter of 2006. Non-GAAP net loss for the second quarter of 2007, which excludes non-cash share-based compensation, was $1.6 million, or $0.01 per share, as compared with a non-GAAP net loss of $1.7 million, or $0.01 per share, for the second quarter of 2006.
“Demand for our products remains strong and we are very encouraged by our revenue total for the quarter which was above expectations and up by 14% sequentially,” commented Noam Lotan, President & CEO of MRV. “This strong growth was driven by our optical component revenue which saw FTTX related shipments increase 38% sequentially. Sales of our Metro Ethernet solutions in North America were also good, demonstrating increased market share and product acceptance. In addition, our Network Integration business in Europe had another solid quarter. We are pleased with the growth, however, overall profitability was impacted by our margin performance in our Networking Segment which we are working hard to improve. We believe we are well positioned for success as all of our business units should benefit from key emerging trends such as the increased use of video on the network for enterprise applications and by consumers through applications like IPTV.”
Continued Mr. Lotan, “We believe our decision to close the Fiberxon acquisition on July 1st significantly strengthens our competitive position in the fiber optic components market. Luminent and Fiberxon are now operating as a combined company and can offer OEMs a broad range of solutions including BPON, GPON and GE-PON transceivers for the fast growing FTTX market and also a broad product portfolio of metro transceivers including a strong position in 10-Gb transceivers. We are working extremely hard to provide audited Fiberxon financial statements and believe we have the right team in place to accomplish this goal.”

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Third Quarter of 2007 Outlook
MRV currently estimates that revenues for the third quarter of 2007 will be in the range of $112 million to $118 million including a full quarter of contribution from the acquired Fiberxon Inc. business. Net income (loss) per share is currently forecasted to be in the range of $0.01 to $(0.02) per share on a non-GAAP basis, which excludes the effect of SFAS No. 123(R) non-cash share-based compensation (which is forecasted to be approximately $0.01 per share). On a GAAP basis, net income (loss) per share is currently forecasted to be in the range of $0.00 to $(0.03) per share.
Other Information
MRV will host a conference call to discuss its second quarter of 2007 financial results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). For parties in the United States and Canada, call 866-249-5225 to access the conference call. International parties can access the call at 303-275-2170. A financial presentation designed to guide participants through the call will also be available. MRV will offer its live audio broadcast of the conference call, along with the financial presentation, on the MRV Investor website at http://ir.mrv.com. For replay information, please visit the MRV Investor website.
Non-GAAP Financial Measures
MRV believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. These measures are not presented in accordance with, nor are they a substitute for accounting principles generally accepted in the United States, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the Company’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of non-GAAP net income (loss) and non-GAAP net income (loss) per share data, as well as other non-GAAP measures, to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as non-cash expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time.
We provide non-GAAP information relative to our expense for non-cash share-based compensation. We began to include non-cash share-based compensation in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123R”) in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of share-based compensation, we believe that the exclusion of non-cash share-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock non-cash share-based compensation allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected on our statement of operations. Non-cash share-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of cash ultimately received by the employee; and the cost to the Company is based on a non-cash share-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the Company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the

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time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Because of these unique characteristics of non-cash share-based compensation, management excludes these expenses when analyzing the organization’s business performance.
Forward-Looking Statements
This press release contains statements regarding future financial and operating results of MRV, MRV’s expected revenues and net income (loss) for the third quarter of 2007 that ends on September 30, 2007, management’s assessment of positive business trends and their effect on the increase in MRV’s revenues and improvement in gross margins in future periods, whether in 2007 or thereafter, benefits and synergies expected from the acquisition of Fiberxon and other statements about management’s future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV and Luminent are engaged that are based on management’s current expectations, estimates, forecasts and projections about MRV, Luminent and Fiberxon and the combined Company, as well as MRV’s, Luminent’s and Fiberxon’s and the combined Company’s future performance and the industries in which MRV, Luminent and Fiberxon operate, in addition to managements’ assumptions. These statements constitute forward- looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “envisions,” “estimates,” “targets,” “intends,” “plans,” “believes,” “seeks,” “should,” “forecasts,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance or that the events anticipated will occur and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Actual results could differ materially because of the following factors, among others, which may cause revenues, gross margins and income (loss) to fall short of anticipated levels: vigorous competition relating to our entry into new markets or from our existing markets; the failure of perceived business trends to translate into demand for products developed, manufactured or sold by MRV, Luminent or Fiberxon, a failure to achieve market acceptance of new products; continued market acceptance of existing products and continued success in selling the products of other companies; product price discounts; the timing and amount of significant orders from customers; delays in product development and related product release schedules; obsolete inventory or product returns; warranty and other claims on products; technological shifts; the availability of competitive products at prices below MRV’s or Luminent’s prices; the continued ability to protect its and its subidiaries’ intellectual property rights; changes in product mix; maturing product life cycles; product sale terms and conditions; currency fluctuations; implementation of operating cost structures that align with revenue growth; the financial condition of customers and vendors;; adverse results in litigation; the impact of legislative actions; higher insurance costs; potential new accounting pronouncements; the effects of terrorist activity and armed conflict; disruptions in general economic activity and changes in MRV’s or Luminent’s operations and security arrangements; the effects of travel restrictions and quarantines associated with major health problems, such as the Severe Acute Respiratory Syndrome, on general economic activity; decreases in corporate information technology spending or other changes in general economic conditions that affect demand for MRV’s or Luminent’s products. In addition, with its acquisition of Fiberxon, MRV and Luminent face new risks that could cause the forward-looking statements made in this and other press releases MRV may issue, including the status and progression of Fiberxon’s financial reconstruction and audit work, which will involve or require, among other things, continuing diligence, which could reveal matters not now known, and which could result in further delays in obtaining the Fiberxon financial statements or reveal an inability to obtain such financial statements at all; any resulting delisting, defaults or other negative impacts on MRV’s common stock and liabilities resulting from failure to timely obtain the Fiberxon financial statements and the impact of that failure on MRV’s ongoing duty to report and file periodic reports under the Securities and Exchange Act of 1934 and on the continuing ability of MRV, Luminent and Fiberxon to maintain or expand key customer and supplier relationships in the face of problems and fallout stemming from future regulatory noncompliance or litigation; potential difficulties in the integration of Fiberxon, including transitioning from MRV and/or Luminent to Fiberxon policies and procedures, systems and leadership; the adjustment of MRV and Luminent personnel to operating in China, including awareness of and compliance with local business practice and regulatory requirements; the adjustment of Fiberxon personnel to different management; other difficulties assimilating Fiberxon’s operations, technologies, products, management or employees, particularly because they are located in China where English is not widely spoken, the culture and political, monetary, economic, financial or monetary system and accounting principles and controls different from those of the U.S. and Taiwan where Luminent has offices, operations and facilities, the diversion of

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management’s attention to business concerns of Fiberxon; risks inherent entering the China market and doing business in China, including the worsening of relations between the U.S. and China and Taiwan and China, where neither Luminent nor MRV has prior experience, and problems inherent when any foreign enterprise conducts business in China; and changes in China’s currency or in exchange rates between the U.S. dollar and Chinese renminbi.
For further information regarding risks and uncertainties associated with the businesses of MRV, Luminent and Fiberxon, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” sections of MRV’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2006, quarterly reports on Form 10-Q and specifically with respect to its acquisition of Fiberxon, MRV’s Current Report on Form 8-K filed with the SEC on July 2, 2007, copies of which may be obtained by contacting MRV’s investor relations department or at MRV’s investor relations website at http://ir.mrv.com.
All information in this release is as of July 24, 2007. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.
About MRV Communications, Inc.
MRV Communications, Inc. (“MRV”) is a leading provider of network equipment and services and optical components. MRV’s networking business provides equipment used by commercial customers, governments and telecommunications service providers, and includes switches, routers, physical layer products and out-of-band management products as well as specialized networking products for aerospace, defense and other applications including voice and cellular communication. MRV’s optical components business provides optical communications components for metropolitan, access and Fiber-to-the-Premises applications, through its wholly owned subsidiary LuminentOIC, Inc. MRV markets and sells its products worldwide through a variety of channels, including a dedicated direct sales force, manufacturers’ representatives, value-added-resellers, distributors and systems integrators. MRV also has operations in Europe that provide network system design, integration and distribution services that include products manufactured by third-party vendors, as well as internally developed and manufactured products. Publicly traded since 1992, MRV is listed on the NASDAQ Global Market under the symbol MRVC. For more information about MRV and its products, please call (818) 773-0900 or visit our websites at www.mrv.com and www.luminentoic.com.

Investor Relations	The Blueshirt Group for MRV
MRV Communications, Inc.	Rakesh Mehta
Investor Relations	(415) 217-7722
(818) 886-MRVC (6782)	rakesh@blueshirtgroup.com
ir@mrv.com

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MRV Communications, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
	(Unaudited)
Revenue	$101,962	$86,965	$191,641	$164,227
Cost of goods sold	72,063	60,256	133,426	111,773

Gross profit	29,899	26,709	58,215	52,454
Gross margin	29%	31%	30%	32%

Operating costs and expenses:
Product development and engineering	6,846	6,672	14,152	13,652
Selling, general and administrative	24,035	21,823	46,774	42,497
Goodwill impairment	—	52	—	52

Total operating costs and expenses	30,881	28,547	60,926	56,201

Operating loss	(982)	(1,838)	(2,711)	(3,747)

Interest expense	(964)	(733)	(2,016)	(1,789)
Other income, net	1,207	1,050	2,642	1,666

Loss before taxes	(739)	(1,521)	(2,085)	(3,870)
Provision for taxes	1,721	1,122	2,591	2,454

Net loss	$(2,460)	$(2,643)	$(4,676)	$(6,324)

Net loss per share:
Basic and diluted	$(0.02)	$(0.02)	$(0.04)	$(0.05)
Weighted average number of shares:
Basic and diluted	126,011	125,073	125,885	116,442

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MRV Communications, Inc.
Non-GAAP Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
	(Unaudited)
Revenue	$101,962	$86,965	$191,641	$164,227
Cost of goods sold	71,983	60,180	133,261	111,625

Gross profit	29,979	26,785	58,380	52,602
Gross margin	29%	31%	30%	32%

Operating costs and expenses:
Product development and engineering	6,665	6,488	13,781	13,263
Selling, general and administrative	23,477	21,208	45,667	41,420

Total operating costs and expenses	30,142	27,696	59,448	54,683

Operating loss	(163)	(911)	(1,068)	(2,081)

Interest expense	(964)	(733)	(2,016)	(1,789)
Other income, net	1,207	1,050	2,642	1,666

Income (loss) before taxes	80	(594)	(442)	(2,204)
Provision for taxes	1,721	1,122	2,591	2,454

Net loss	$(1,641)	$(1,716)	$(3,033)	$(4,658)

Net loss per share:
Basic and diluted	$(0.01)	$(0.01)	$(0.02)	$(0.04)
Weighted average number of shares:
Basic and diluted	126,011	125,073	125,885	116,442

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MRV Communications, Inc.
Reconciliation of GAAP to Non-GAAP Net Loss
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
	(Unaudited)
GAAP net loss	$(2,460)	$(2,643)	$(4,676)	$(6,324)
Share-based compensation expense (SFAS 123(R) expense) included in Cost of goods sold	80	76	165	148
Share-based compensation expense (SFAS 123(R) expense) included in Product development and engineering	181	184	371	389
Share-based compensation expense (SFAS 123(R) expense) included in Selling, general and administrative	558	615	1,107	1,077
Goodwill impairment	—	52	—	52

Non-GAAP net loss	$(1,641)	$(1,716)	$(3,033)	$(4,658)

Net loss per share:
GAAP loss per share — basic and diluted	$(0.02)	$(0.02)	$(0.04)	$(0.05)
Non-GAAP loss per share — basic and diluted	$(0.01)	$(0.01)	$(0.02)	$(0.04)
Weighted average number of shares:
Basic and diluted	126,011	125,073	125,885	116,442

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MRV Communications, Inc.
Balance Sheets
(In thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$95,060	$91,722
Short-term marketable securities	7,500	25,864
Time deposits	4,875	821
Accounts receivable, net	98,264	95,244
Inventories	68,800	61,361
Deferred income taxes	895	895
Other current assets	15,514	13,607

Total current assets	290,908	289,514

Property and equipment, net	14,609	14,172

Goodwill	36,316	36,348

Deferred income taxes	1,460	1,460

Other assets	4,697	4,728

	$347,990	$346,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term obligations	$22,765	$26,289
Accounts payable	58,204	47,384
Accrued liabilities	27,048	29,704
Deferred revenue	7,370	7,624
Convertible notes	23,000	—
Other current liabilities	4,766	5,926

Total current liabilities	143,153	116,927

Convertible notes	—	23,000

Other long-term liabilities	7,283	7,295

Minority interest	5,272	5,248

Commitments and contingencies

Stockholders’ equity	192,282	193,752

	$347,990	$346,222

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